Exhibit (a)(27)

WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland corporation (the “Corporation”) and an open-end investment company registered under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the charter of the Corporation (the “Charter”), and by Section 2-208 of the Maryland General Corporation Law, the Board, by resolutions adopted at a meeting duly called and held, has reclassified 300,000,000 authorized but unissued Class FI Shares of the Western Asset Intermediate Bond Fund as shares of common stock of the Corporation, $.001 par value per share (“Common Stock”), without classification, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock, as set forth in Article VI of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally.

SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue forty-two billion seven hundred million (42,700,000,000) shares of Common Stock, having an aggregate par value of forty-two million seven hundred thousand dollars ($42,700,000). These shares are classified as follows:

Designation	Number of Shares
Western Asset Money Market Portfolio	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Class I Shares
50,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Intermediate Bond Fund	500,000,000 Class I Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class A2 Shares

Western Asset Total Return Unconstrained Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class A2 Shares

Western Asset Core Bond Fund	1,000,000,000 Class I Shares
500,000,000 Class FI Shares
1,000,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class C1 Shares
500,000,000 Class A2 Shares

Western Asset Core Plus Bond Fund	2,700,000,000 Class I Shares
500,000,000 Class FI Shares
2,700,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class C1 Shares
500,000,000 Class A2 Shares

Western Asset High Yield Fund	500,000,000 Class I Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class A2 Shares

Western Asset Inflation Indexed Plus Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class C1 Shares
500,000,000 Class A2 Shares

Western Asset Macro Opportunities Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class A2 Shares

Western Asset Limited Duration Bond Fund	500,000,000 Class R Shares

Common Stock	11,000,000,000
(without classification)

THIRD: The Class FI shares of the Western Asset Intermediate Bond Fund have been reclassified as Common Stock by the Board under the authority granted to it in the Charter.

FOURTH: The Board authorized an Assistant Secretary to execute these Articles Supplementary. The undersigned Assistant Secretary acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Assistant Secretary acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Assistant Secretary and attested to by its Assistant Secretary on this 5th day of November, 2019.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Susan Lively	By: /s/ Thomas C. Mandia ( SEAL)
Susan Lively, Assistant Secretary	Thomas C. Mandia, Assistant Secretary